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                                                                      EXHIBIT 11

                                   Law Offices
                             Drinker Biddle & Reath
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                                  Telex: 834684
                               Fax: (215) 988-2757

                                  March 7, 1997

Pacific Horizon Funds, Inc.
3435 Stelzer Road
Columbus, OH  43219

Dear Sir or Madam:

         We have acted as counsel for Pacific Horizon Funds, Inc., a Maryland corporation ("Pacific Horizon"), in connection with the following:

         (i) the proposed acquisition of substantially all of the assets and known liabilities of the Bond Fund of Seafirst Retirement Funds ("Seafirst") by the Pacific Horizon Intermediate Bond Fund in exchange for SRF shares of the Pacific Horizon Intermediate Bond Fund;

         (ii) the proposed acquisition of substantially all of the assets and known liabilities of the Seafirst Blue Chip Fund by the Pacific Horizon Blue Chip Fund in exchange for SRF shares of the Pacific Horizon Blue Chip Fund; and

         (iii) the proposed acquisition of substantially all of the assets and known liabilities of the Seafirst Asset Allocation Fund by the Pacific Horizon Asset Allocation Fund in exchange for SRF shares of the Pacific Horizon Asset Allocation Fund.

The aforementioned proposed acquisitions are referred herein collectively as the "Reorganization." The Pacific Horizon

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Intermediate Bond, Blue Chip and Asset Allocation Funds are referred to herein collectively as the "Pacific Horizon Funds." The Seafirst Bond, Blue Chip and Asset Allocation Funds are referred to herein collectively as the "Seafirst Funds." This opinion relates to SRF shares of common stock of each of the Pacific Horizon Funds (par value $0.001 per share) (the "Shares") to be issued in the Reorganization and is furnished in connection with Pacific Horizon's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

         As counsel for Pacific Horizon, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of Pacific Horizon, as amended and supplemented, the Amended and Restated By-laws of Pacific Horizon, Pacific Horizon's Registration Statement and the combined proxy statement and prospectus (the "Proxy Statement and Prospectus") contained therein, the proceedings of the Board of Directors of Pacific Horizon approving the transactions contemplated by the Agreement and Plan of Reorganization between Pacific Horizon and Seafirst (the "Agreement") and other factual matters we deemed relevant.

         As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties of the parties to the Agreement and other documents executed by officers and representatives of Pacific Horizon, and upon certificates of public officials. We have not undertaken any independent investigation or verification of factual matters. Any change in any law, regulation or interpretation, or any change in the facts, could cause a change in our opinion.

         In our examination, we have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete. We have further assumed that, upon its execution and delivery, the Agreement will constitute the legal, valid and binding obligation of Seafirst and the Seafirst Funds, enforceable against Seafirst and the Seafirst Funds in accordance with its terms.

         We have made such examination of law as in our judgment is necessary and appropriate for the purposes of this opinion. We

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do not purport to be experts in the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania. In rendering the opinion expressed herein, we have relied on an opinion of Venable, Baetjer and Howard, LLP to the extent that any matter which is the subject of this opinion is governed by the laws of the State of Maryland.

         On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that upon the prior satisfaction of the conditions contained in the Agreement, a copy of which is set forth in the Proxy Statement and Prospectus constituting a part of the Registration Statement, the Shares of the Pacific Horizon Funds, when issued pursuant to the Agreement and in the manner referred to in the Registration Statement, will constitute validly issued shares, fully paid and non-assessable, under the laws of the State of Maryland.

         The opinion expressed in this letter is solely for the use of Pacific Horizon, and this opinion may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus and statement of additional information constituting parts thereof.

                                            Very truly yours,

                                            /s/ DRINKER BIDDLE & REATH

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Venable, Baetjer and Howard, LLP
Including professional corporations
1800 Mercantile Bank & Trust Building
Two Hopkins Plaza
Baltimore, Maryland 21201-2978
(410) 244-7400, Fax (410) 244-7742

                                  March 7, 1997

Drinker Biddle & Reath
Suite 1100
1345 Chestnut Street
Philadelphia, PA  19107-3496

         Re:      Pacific Horizon Funds, Inc.
                  ---------------------------

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Pacific Horizon Funds, Inc., a Maryland corporation ("Pacific Horizon"), in connection with (i) the proposed acquisition of all or substantially all of the assets and known liabilities of the Bond Fund of Seafirst Retirement Funds by Pacific Horizon Intermediate Bond Fund in exchange for a class of shares of Pacific Horizon known as SRF shares of the Pacific Horizon Intermediate Bond Fund (Class M - Special Series 7 Shares); (ii) the proposed acquisition of all or substantially all of the assets and known liabilities of the Blue Chip Fund of Seafirst Retirement Funds by Pacific Horizon Blue Chip Fund in exchange for a class of shares of Pacific Horizon known as SRF shares of the Pacific Horizon Blue Chip Fund (Class N - Special Series 7 Shares); and (iii) the proposed acquisition of all or substantially all of the assets and known liabilities of the Asset Allocation Fund of Seafirst Retirement Funds by Pacific Horizon Asset Allocation Fund in exchange for a class of shares of Pacific Horizon known as SRF shares of the Pacific Horizon Asset Allocation Fund (Class O - Special Series 7 Shares).



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Drinker Biddle & Reath
March 7, 1997
Page 2

         The aforementioned proposed acquisitions are referred to herein collectively as the "Reorganization." The Pacific Horizon Intermediate Bond, Blue Chip and Asset Allocation Funds are referred to herein collectively as the "Pacific Horizon Funds." Seafirst Retirement Funds, a Delaware business trust, is referred to herein as "Seafirst." The Seafirst Bond, Blue Chip and Asset Allocation Funds are referred to herein collectively as the "Seafirst Funds." This opinion relates to SRF shares of common stock of each of the Pacific Horizon Funds (par value $.001 per share) (each a "Class" and collectively the "Shares") to be issued in the Reorganization.

         We have examined the Combined Proxy Statement and Prospectus contained in Pacific Horizon's Registration Statement on Form N-14 (the "Registration Statement") substantially in the form in which it is to become effective, Pacific Horizon's Charter and Bylaws, and the form of Agreement and Plan of Reorganization between Pacific Horizon and Seafirst (the "Agreement"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that Pacific Horizon is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relied upon such corporate records of Pacific Horizon, a certificate of the Secretary of Pacific Horizon with respect to factual matters, and such other documents as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that, upon its execution and delivery, the Agreement will constitute the legal, valid and binding obligation of Seafirst and the Seafirst Funds, enforceable against Seafirst and the Seafirst Funds in accordance with its terms.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

                           1. Pacific Horizon is a corporation validly existing
 and in good standing under the laws of the State of Maryland.



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Drinker Biddle & Reath
March 7, 1997
Page 3

                           2. The Shares of the Pacific Horizon Funds, when
issued pursuant to the Agreement and in the manner referred to in the Registration Statement, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

         You may rely upon our foregoing opinion in rendering your opinion to Pacific Horizon that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                                     Very truly yours,

                                     /s/ Venable, Baetjer and Howard, LLP